Exhibit 4.19

06/13/2006 03:55 PM
OKLAHOMA SECRETARY OF STATE

SOS

5277400005

AMENDED ARTICLES OF ORGANIZATION
OF AN
OKLAHOMA LIMITED LIABILITY COMPANY

TO: OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 522-4560

The undersigned, for the purpose of amending the articles of organization of an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2011, does hereby execute the following amended articles:

1. (A) The name of the limited liability company:

Crow Creek Gathering Company L.L.C.

(B) The name of the limited liability company has been changed to:

Penn Virginia MC Gathering Company L.L.C.

(**NOTE:** The name must contain either the words **limited liability company** or **limited company** or the abbreviations **LLC, LC, L.L.C.** or **L.C.** The word limited may be abbreviated as Ltd. and the word company may be abbreviated as Co.)

2. The date of filing of the original articles of organization: August 16, 2004

3. The street address of its principal place of business, wherever located:

Street address	City	State	Zip Code
2550 East Stone Drive, Suite 110	Kingsport	TN	37660

4. The name and street address of the resident agent in the state of Oklahoma:

Name	Street Address	City	State	Zip Code
The Corporate Company	120 North Robinson, 735 First National Bldg.	Oklahoma City,	OK	73102

(P.O. BOXES ARE NOT ACCEPTABLE)

OK039 - 3/16/00 C T System Online

5. Set forth clearly any and all amendments to the articles of organization: Amended Articles of Organization must be signed by a manager. Dated: June 13,2006 Signature Patrick Hall Type or Print Name 2100 S. Utica Avenue, Suite 200, Tulsa, OK 74114 Address OK039 - 3/16/00 C T System Online (SOS FORM 0079-11/99)

ARTICLES OF ORGANIZATION OF CROW CREEK GATHERING COMPANY L.L.C. TO: THE OKLAHOMA SECRETARY OF STATE 2300 N. Lincoln Blvd., 101 State Capitol Oklahoma City, Oklahoma 73105-4897 (405) 522-4560 The undersigned, for the purpose of forming a limited liability company pursuant to the provisions of 18 O.S., Section 2004, of the Oklahoma Limited Liability Company Act (the “Act”), does hereby execute the following Articles of Organization: FIRST. The name of the limited liability company is Crow Creek Gathering Company L.L.C. (the “Company”). SECOND. The street address of the principal place of business of the Company in the State of Oklahoma is: 2100 S. Utica Avenue, Suite 200, Tulsa, Oklahoma 74114. THIRD. The name and address of the resident agent of the Company in the State of Oklahoma is: Patrick Hall, 2100 S. Utica Avenue, Suite 200, Tulsa, Oklahoma 74114. FOURTH. The limited liability company is to have perpetual existence. FIFTH. The Company may have one or more managers. The names of its initial managers are: Maurice Storm, Patrick Hall and Mike Rollins SIXTH. The purpose for which the Company is formed is the transaction of any or all lawful business for which limited liability companies may be organized under the Act. IN WITNESS WHEREOF, these Articles of Organization have been executed on the 16th day of August, 2004, by the undersigned. SOLE ORGANIZER By: /s/ C. Bretton Crane C. Bretton Crane 100 W. 5th Street, 900 ONEOK Plaza Tulsa, Oklahoma 74103